                                                                     Exhibit 4.9

                                                                  CONFORMED COPY

================================================================================

                           ---------------------------

                                   DYNEGY INC.

                                  as Issuer of

               4.75% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2023

                           ---------------------------

                                       and

                              DYNEGY HOLDINGS INC.

               as Guarantor thereof pursuant to a Senior Guarantee

                           ---------------------------


                                    INDENTURE


                           Dated as of August 11, 2003

                           ---------------------------

                            Wilmington Trust Company,

                                   as Trustee

                           ---------------------------

================================================================================

                             CROSS-REFERENCE TABLE*

     Trust Indenture
     Act Section                                    Indenture Section
     310(a)(1) ..................................          7.10
        (a)(2) ..................................          7.10
        (a)(3) ..................................          N.A.
        (a)(4) ..................................          N.A.
        (a)(5) ..................................          7.10
        (b) .....................................          7.10
        (c) .....................................          N.A.
     311(a) .....................................          7.11
        (b) .....................................          7.11
        (c) .....................................          N.A.
     312(a) .....................................          2.05
        (b) .....................................          13.03
        (c) .....................................          13.03
     313(a) .....................................          7.06
        (b)(1) ..................................          N.A.
        (b)(2) ..................................       7.06; 7.07
        (c) .....................................       7.06; 13.02
        (d) .....................................          7.06
     314(a) .....................................   4.03;13.02; 13.05
        (b) .....................................          N.A.
        (c)(1) ..................................          13.04
        (c)(2) ..................................          13.04
        (c)(3) ..................................          N.A.
        (d) .....................................          N.A.
        (e) .....................................          13.05
        (f) .....................................          N.A.
     315(a) .....................................          7.01
        (b) .....................................       7.05,13.02
        (c) .....................................          7.01
        (d) .....................................          7.01
        (e) .....................................          6.11
     316(a) (last sentence) .....................          2.09
        (a)(1)(A) ...............................          6.05
        (a)(1)(B) ...............................          6.04
        (a)(2) ..................................          N.A.
        (b) .....................................          6.07
        (c) .....................................       6.10, 9.06
     317(a)(1) ..................................          6.08
        (a)(2) ..................................          6.09
        (b) .....................................          2.04
     318(a) .....................................          13.01
        (b) .....................................          N.A.
        (c) .....................................          13.01

N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS
                                                                            Page
                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01   Definitions ..................................................  1
Section 1.02   Other Definitions ............................................ 10
Section 1.03   Incorporation by Reference of Trust Indenture Act ............ 11
Section 1.04   Rules of Construction ........................................ 11

                                    ARTICLE 2.
                                  THE DEBENTURES

Section 2.01   Form and Dating .............................................. 12
Section 2.02   Execution and Authentication ................................. 13
Section 2.03   Registrar, Paying Agent and Conversion Agent ................. 13
Section 2.04   Paying Agent to Hold Money in Trust .......................... 13
Section 2.05   Holder Lists ................................................. 14
Section 2.06   Transfer and Exchange ........................................ 14
Section 2.07   Replacement Debentures ....................................... 24
Section 2.08   Outstanding Debentures ....................................... 24
Section 2.09   Treasury Debentures .......................................... 25
Section 2.10   Temporary Debentures ......................................... 25
Section 2.11   Cancellation ................................................. 25
Section 2.12   Defaulted Interest ........................................... 25
Section 2.13   CUSIP Numbers ................................................ 25

                                    ARTICLE 3.
                             REDEMPTION AND PREPAYMENT

Section 3.01   Notices to Trustee ........................................... 26
Section 3.02   Selection of Debentures to Be Redeemed or Purchased .......... 26
Section 3.03   Notice of Redemption ......................................... 26
Section 3.04   Effect of Notice of Redemption ............................... 27
Section 3.05   Deposit of Redemption or Purchase Price ...................... 27
Section 3.06   Debentures Redeemed or Purchased in Part ..................... 28
Section 3.07   Optional Redemption by the Company ........................... 28
Section 3.08   Mandatory Redemption ......................................... 28
Section 3.09   [Reserved.] .................................................. 28
Section 3.10   Put Option ................................................... 28
Section 3.11   The Company's Right to Elect Manner of Payment of
               Repurchase Price ............................................. 31
Section 3.12   Effect of Repurchase Notice .................................. 32
Section 3.13   Withdrawal of Repurchase Notice .............................. 33

                                    ARTICLE 4.
                                     COVENANTS

Section 4.01   Payment of Debentures ........................................ 33
Section 4.02   Maintenance of Office or Agency .............................. 33
Section 4.03   Reports ...................................................... 34
Section 4.04   Compliance Certificate ....................................... 34
Section 4.05   Taxes ........................................................ 35

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Section 4.06   Stay, Extension and Usury Laws ............................... 35
Section 4.07   [Reserved.] .................................................. 35
Section 4.08   [Reserved.] .................................................. 35
Section 4.09   [Reserved.] .................................................. 35
Section 4.10   [Reserved.] .................................................. 35
Section 4.11   Reservation of Common Stock .................................. 35
Section 4.12   Issuance of Shares ........................................... 35
Section 4.13   Transfer Taxes ............................................... 35
Section 4.14   Corporate Existence .......................................... 36
Section 4.15   Offer to Repurchase Upon Change of Control ................... 36
Section 4.16   Issuance of Additional Debentures ............................ 38

                                    ARTICLE 5.
                                    SUCCESSORS

Section 5.01   Merger, Consolidation, or Sale of Assets ..................... 38
Section 5.02   Successor Corporation Substituted ............................ 39

                                    ARTICLE 6.
                               DEFAULTS AND REMEDIES

Section 6.01   Events of Default ............................................ 39
Section 6.02   Acceleration ................................................. 41
Section 6.03   Other Remedies ............................................... 41
Section 6.04   Waiver of Past Defaults ...................................... 42
Section 6.05   Control by Majority .......................................... 42
Section 6.06   Limitation on Suits .......................................... 42
Section 6.07   Rights of Holders of Debentures to Receive Payment ........... 43
Section 6.08   Collection Suit by Trustee ................................... 43
Section 6.09   Trustee May File Proofs of Claim ............................. 43
Section 6.10   Priorities ................................................... 43
Section 6.11   Undertaking for Costs ........................................ 44

                                    ARTICLE 7.
                                      TRUSTEE

Section 7.01   Duties of Trustee ............................................ 44
Section 7.02   Rights of Trustee ............................................ 45
Section 7.03   Individual Rights of Trustee ................................. 46
Section 7.04   Trustee's Disclaimer ......................................... 46
Section 7.05   Notice of Defaults ........................................... 46
Section 7.06   Reports by Trustee to Holders of the Debentures .............. 46
Section 7.07   Compensation and Indemnity ................................... 46
Section 7.08   Replacement of Trustee ....................................... 47
Section 7.09   Successor Trustee by Merger, etc ............................. 48
Section 7.10   Eligibility; Disqualification ................................ 48
Section 7.11   Preferential Collection of Claims Against Company ............ 48

                                    ARTICLE 8.
                                    CONVERSION

Section 8.01   Conversion Privilege and Conversion Rate ..................... 49
Section 8.02   Exercise of Conversion Privilege ............................. 49
Section 8.03   Fractions of Shares .......................................... 51
Section 8.04   Adjustment of Conversion Rate ................................ 51

Section 8.05   Notice of Adjustments of Conversion Rate ..................... 56
Section 8.06   Notice of Certain Corporate Action ........................... 56
Section 8.07   Cancellation of Converted Debentures ......................... 57
Section 8.08   Provision in Case of Consolidation, Merger or Sale
               of Assets .................................................... 57
Section 8.09   Rights Issued in Respect of Common Stock ..................... 58
Section 8.10   Responsibility of Trustee for Conversion Provisions .......... 58

                                    ARTICLE 9.
                         AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01   Without Consent of Holders of Debentures ..................... 59
Section 9.02   With Consent of Holders of Debentures ........................ 60
Section 9.03   Compliance with Trust Indenture Act .......................... 61
Section 9.04   Revocation and Effect of Consents ............................ 61
Section 9.05   Notation on or Exchange of Debentures ........................ 62
Section 9.06   Trustee to Sign Amendments, etc .............................. 62

                                    ARTICLE 10.
                            SUBORDINATION OF DEBENTURES

Section 10.01  Agreement to Subordinate ..................................... 62
Section 10.02  Liquidation; Dissolution; Bankruptcy ......................... 62
Section 10.03  Default on Designated Senior Debt ............................ 63
Section 10.04  Acceleration of Debentures ................................... 64
Section 10.05  When Distribution Must Be Paid Over .......................... 64
Section 10.06  Notice by Company ............................................ 64
Section 10.07  Subrogation .................................................. 64
Section 10.08  Relative Rights .............................................. 64
Section 10.09  Subordination May Not Be Impaired by Company ................. 65
Section 10.10  Distribution or Notice to Representative ..................... 65
Section 10.11  Rights of Trustee and Paying Agent ........................... 65
Section 10.12  Authorization to Effect Subordination ........................ 66
Section 10.13  Amendments ................................................... 66
Section 10.14  Inapplicability to Debenture Guarantee ....................... 66

                                    ARTICLE 11.
                                DEBENTURE GUARANTEE

Section 11.01  Guarantee .................................................... 66
Section 11.02  Ranking of Debenture Guarantee ............................... 67
Section 11.03  Limitation on Guarantor Liability ............................ 67
Section 11.04  Execution and Delivery of Debenture Guarantee ................ 67

                                    ARTICLE 12.
                            SATISFACTION AND DISCHARGE

Section 12.01  Satisfaction and Discharge ................................... 68
Section 12.02  Application of Trust Money; Other Miscellaneous
               Provisions ................................................... 69
Section 12.03  Repayment to the Company ..................................... 69
Section 12.04  Reinstatement ................................................ 70

                                    ARTICLE 13.
                                   MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls ................................. 70
Section 13.02  Notices ...................................................... 70

Section 13.03  Communication by Holders of Debentures with Other
               Holders of Debentures ........................................ 71
Section 13.04  Certificate and Opinion as to Conditions Precedent ........... 71
Section 13.05  Statements Required in Certificate or Opinion ................ 72
Section 13.06  Rules by Trustee and Agents .................................. 72
Section 13.07  No Personal Liability of Directors, Officers,
               Employees and Stockholders.................................... 72
Section 13.08  Governing Law ................................................ 72
Section 13.09  No Adverse Interpretation of Other Agreements ................ 72
Section 13.10  Successors ................................................... 73
Section 13.11  Severability ................................................. 73
Section 13.12  Counterpart Originals ........................................ 73
Section 13.13  Table of Contents, Headings, etc ............................. 73

                                    EXHIBITS

Exhibit A   FORM OF DEBENTURE
Exhibit B   FORM OF CERTIFICATE OF TRANSFER
Exhibit C   FORM OF CERTIFICATE OF EXCHANGE
Exhibit D   FORM OF DEBENTURE GUARANTEE
Exhibit E   FORM OF REPURCHASE NOTICE
Exhibit F   FORM OF CONVERSION NOTICE
Exhibit G   FORM OF CERTIFICATE OF CONVERSION & RESTRICTED TRANSFER

     INDENTURE dated as of August 11, 2003 among Dynegy Inc., an Illinois corporation (the "Company"), Dynegy Holdings Inc., a Delaware Corporation (the "Guarantor") and Wilmington Trust Company, as trustee (the "Trustee").

     The Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 4.75% Convertible Subordinated Debentures due 2023 (the "Debentures"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions.

     "Additional Interest" means all liquidated damages then owing pursuant to
Section 5 of the Registration Rights Agreement.

     "Additional Debentures" means up to $50,000,000 in aggregate principal amount of Debentures (other than the Initial Debentures) issued under this Indenture pursuant to exercise of the Initial Purchasers' Option in accordance with Sections 4.16 and 2.02 hereof, as part of the same series as the Initial Debentures.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company will only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company's Voting Stock if such Person has filed a statement of beneficial ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Agent" means any Registrar, co-registrar, Paying Agent, additional paying agent or Conversion Agent.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "beneficially owns" and "beneficially owned" have a corresponding meaning.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Board Resolution" means a resolution duly adopted by the Company's Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company's Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

          (3) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.00 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within one year after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Clearstream" means Clearstream Banking, S.A.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, or the Guarantor and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act);

          (2) the adoption of a plan relating to the liquidation or dissolution of the Company or the Guarantor other than (a) the consolidation with, merger into or transfer of all or part of the properties and assets of any Significant Subsidiary of the Guarantor to the Guarantor or any other Significant Subsidiary of the Guarantor and (b) the merger of the Guarantor with an Affiliate solely for the purpose of reincorporating the Guarantor or reforming the Guarantor in another jurisdiction;

          (3) (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Company, measured by voting power rather than number of shares or (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that Chevron or a Related Party of Chevron becomes the beneficial owner, directly or indirectly, of more than 66% of the voting stock of the Company, measured by voting power rather than number of shares;

          (4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company's Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such voting stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

          (5) the first day on which the Company ceases to own, directly or indirectly, 100% of the outstanding equity interests of the Guarantor.

     "Chevron" means Chevron U.S.A., Inc., a Pennsylvania corporation.

     "Closing Price Per Share" means, with respect to the Common Stock, for any day, (i) the closing sale price (or, if no closing price is reported, the last reported sale price regular way) on the NYSE or, (ii) if the Common Stock is not listed on the NYSE, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common

Stock is listed or admitted to trading, or (iii) if the Common Stock is not then listed on a national securities exchange, then the last reported sale price as quoted by NASDAQ, or (iv) if the Common Stock is not then listed on a national securities exchange or quoted by NASDAQ, then the last quoted bid price for the Common Stock in the over the counter market as reported by the National Quotation Bureau or similar organization.

     "Common Stock" means the Class A common stock, no par value, of the Company authorized as of the date of this Indenture. Subject to the provisions of
Section 8.08, shares issuable on conversion or repurchase of Debentures shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such class resulting from any reclassification of the original Class A common stock, the shares so issuable on conversion of Debentures shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "common stock" means any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

     "Company" means Dynegy Inc., and any and all successors thereto.

     "Conversion Price" shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest cent).

     "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Agreement" means that certain Credit Agreement, dated as of April 1, 2003, by and among the Guarantor, as borrower, the Company, as parent guarantor, the other guarantors thereunder and Citibank, N.A. and Bank of America, N.A., as Administrative Agents and the other lenders thereunder, providing for up to $1,100.0 million of revolving credit, $200.0 million of Term A Loan borrowings (all of which shall be repaid with the net proceeds of the Senior Secured Notes), and $360.0 million of Term B Loan borrowings (all or a portion of which may be repaid with the net proceeds of the Senior Secured Notes), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

     "CUSIP" means a security identification number applicable to any of the Global Debentures (or beneficial interests therein) that identifies the series of such Debentures (including any subdivisions thereof in recognition of restrictions that may be applicable to such Debentures), determined in accordance with numbering system established by the Committee on Uniform Security Identification Procedures and as administered by S&P.

     "Custodian" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

     "Debenture Guarantee" means the senior Guarantee by the Guarantor of the Company's payment obligations under this Indenture and on the Debentures, executed pursuant to the provisions of this Indenture.

     "Debentures" has the meaning assigned to it in the preamble to this Indenture. The Initial Debentures and the Additional Debentures shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Debentures shall include the Initial Debentures and any Additional Debentures.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Debenture" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

     "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Senior Debt" means any and all indebtedness outstanding under the Company's obligations under any particular Senior Debt, including the Company's senior guarantees of the Credit Agreement and the Senior Secured Notes, having an aggregate principal amount in excess of $100,000,000 in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements to which the Company is a party, expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture. The instrument, agreement or other document evidencing such Designated Senior Debt may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Debentures mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such capital stock upon the occurrence of a Change of Control or an asset sale will not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

     "DTC" means The Depository Trust Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Period" means the period that is 30 calendar days from the execution date of the Purchase Agreement during which the Initial Purchasers have the right to exercise the Initial Purchasers' Option.

     "Global Debentures" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

     "Global Debenture Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Debentures issued under this Indenture.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any indebtedness.

     "Guarantor" means Dynegy Holdings Inc., and any and all successors thereto.

     "Holder" means a Person in whose name a Debenture is registered.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

     "Initial Debentures" means the first $175,000,000 aggregate principal amount of Debentures issued under this Indenture on the date hereof.

     "Initial Purchasers" means each of Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Lehman Brothers Inc., Credit Lyonnais Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial purchasers in the private placement of the Initial Debentures.

     "Initial Purchasers' Option" means the right given to the Initial Purchasers pursuant to the Purchase Agreement to purchase at their election up to $50,000,000 in aggregate principal amount of Debentures.

     "Interest Payment Date" means February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of Wilmington, Delaware (for so long as the Company maintains an office or agency in such location, or alternatively, in the City of New York, if at such time the Company maintains an office or agency in the Borough of Manhattan, the City of New York) or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Market Price" as of any date means, for the purpose of any computation under clauses (b), (d), (e) or (f) of Section 8.04, the current market price per share of Common Stock calculated by the Company as the average of the daily Closing Prices Per Share for the 5 consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "'ex' date" with respect to the issuance, distribution or tender offer requiring such computation. For purposes of this clause, the term "'ex' date", when used with respect to any issuance, distribution or payments in respect of a tender offer, means the first date on which the Common Stock trades regular way on the NYSE (or other applicable securities market or exchange) without the right to receive such issuance, distribution or payment. For the purposes of any computation under Sections 3.11 and 3.10, "Market Price" shall be determined as the current market price per share of Common Stock calculated by the Company as the average of the Volume Weighted Average Price per share of Common Stock for the 5 consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the Company mails a Repurchase Notice to Holders.

     "Maturity" means, with respect to any Debenture, the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at stated maturity or by declaration of acceleration, call for redemption pursuant to Section 3.07 or 4.15, exercise of the put option set forth in Section 3.10 or otherwise.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "NASDAQ" means The NASDAQ Stock Market, Inc.

     "NYSE" means The New York Stock Exchange, Inc.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, assistant treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, the Guarantor or the Trustee.

     "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

     "Permitted Junior Securities" means any payment or distribution in the form of equity securities or subordinated securities of the Company that, in the case of any such subordinated securities, are subordinated in right of payment to all Senior Debt that may at the time be outstanding to at least the same extent as the Debentures are so subordinated.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other agency.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Agreement" means the Purchase Agreement, dated as of August 1, 2003, among the Company, the Guarantor and the Initial Purchasers, with respect to the initial private placement of the Initial Debentures.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Record Date Period" means the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 11, 2003, among the Company, the Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Record Date" for interest payable in respect of any Debenture on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Related Party" means (1) any controlling stockholder or 80% (or more) owned Subsidiary of Chevron, or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Chevron and/or such other Persons referred to in the immediately preceding clause (1).

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Debenture" means a Definitive Debenture bearing the Private Placement Legend.

     "Restricted Global Debenture" means a Global Debenture substantially in the form of Exhibit A hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Debentures sold in reliance on Rule 144A and Regulation S.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "Schedule TO" means Schedule TO under the Exchange Act, or any successor or similar schedule that may be promulgated thereunder.

     "SEC" means the Securities and Exchange Commission.

     "Security" means any Debenture or shares of Common Stock issuable upon conversion of such Debenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Debt" means (i) all indebtedness for money borrowed, for reimbursement of drawings under letters of credit and all hedging obligations unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures, (ii) all guarantees by the Company of indebtedness and obligations outstanding under the Credit Agreement and the Senior Secured Notes and (iii) any deferrals, renewals, refinancings, replacements or extensions of any of the above; provided, however, that notwithstanding anything to the contrary in the preceding, Senior Debt shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any intercompany indebtedness of the Company to any of its affiliates or (iii) any trade payables.

     "Senior Debt Representative" means (i) the indenture trustee or other trustee, agent or representative for any Senior Debt or (ii) with respect to any Senior Debt that does not have any such trustee, agent or other representative,
(A) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Debt and (B) in the case of all other such Senior Debt, the holder or owner of such Senior Debt; provided that the Trustee may require that any Person claiming to be a Senior Debt Representative furnish written certifications and other evidence, in form and substance reasonably satisfactory to the Trustee, that such Person is the owner, holder, or authorized representative, agent or attorney-in-fact with respect to such Senior Debt.

     "Senior Secured Notes" means the Second Priority Senior Secured Floating Rate Notes due 2008, the 9.875% Second Priority Senior Secured Notes due 2010 and the 10.125% Second Priority Senior Secured Notes due 2013, in each case of Dynegy Holdings Inc.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Trading Day" means a day during which trading in securities generally occurs on the NYSE (or, if the Common Stock is not quoted on the NYSE, on the principal other market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the NYSE (or, if applicable, such other market) in its entirety or only the shares of Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which the NYSE (or, if applicable, such other market) cannot clear the transfer of the Company's shares due to an event beyond the Company's control.

     "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Global Debenture" means a permanent global Debenture substantially in the form of Exhibit A attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Debentures that do not bear the Private Placement Legend.

     "Unrestricted Definitive Debenture" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

     "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

     "Volume Weighted Average Price" of one share of the Company's Class A common stock on any Trading Day means the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on Bloomberg Page DYN <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share of the Company's Class A common stock on such Trading Day as the Company may determine in good faith using a volume weighted method).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02  Other Definitions.

                                                               Defined in
     Term                                                        Section
     -------------------------------------------------------   ----------
     "Aggregate Current Market Price" ......................     8.04(f)
     "Authentication Order" ................................      2.02
     "Change of Control Offer" .............................      4.15
     "Change of Control Payment" ...........................      4.15

                                                               Defined in
     Term                                                        Section
     -------------------------------------------------------   ----------
     "Change of Control Payment Date" ......................      4.15
     "Certificate of Conversion & Restricted Transfer" .....     8.02(e)
     "Combined Cash and Tender Amount" .....................     8.04(e)
     "Combined Tender and Cash Amount" .....................     8.04(f)
     "Constituent Person" ..................................      8.08
     "Conversion Agent" ....................................      2.03
     "Conversion Date" .....................................     8.02(a)
     "Conversion Notice" ...................................     8.02(a)
     "Conversion Rate" .....................................     8.01(b)
     "Event of Default" ....................................      6.01
     "Expiration Time" .....................................     8.04(f)
     "Non-Electing Share" ..................................      8.08
     "Paying Agent" ........................................      2.03
     "Payment Blockage Notice" .............................    10.03(a)
     "Payment Default" .....................................      6.01
     "Purchased Shares" ....................................     8.04(f)
     "Registrar" ...........................................      2.03
     "Repurchase Date" .....................................     3.10(a)
     "Repurchase Notice" ...................................     3.10(a)
     "Repurchase Price" ....................................     3.10(c)
     "Trigger Event" .......................................      8.09

Section 1.03  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Debentures;

     "indenture security holder" means a Holder of a Debenture;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Debentures and the Debenture Guarantee means the Company and the Guarantor, respectively, and any successor obligor upon the Debentures and the Debenture Guarantee, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04  Rules of Construction.

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command;

          (6) the "date of this Indenture" or "date hereof" means the date of original issuance of the Initial Debentures;

          (7) provisions apply to successive events and transactions; and

          (8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                 THE DEBENTURES

Section 2.01  Form and Dating.

     (a) General. The Debentures and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture will be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Debentures will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Debentures. Debentures issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture will represent such of the outstanding Debentures as will be specified thereon and each shall provide that it represents the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Debentures represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof or Article 8 hereof.

     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Global Debentures that are held by Participants through Euroclear or Clearsteam.

Section 2.02  Execution and Authentication.

     At least one Officer must sign the Debentures for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture will nevertheless be valid.

     A Debenture will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee will, upon receipt of a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. Each such Authentication Order shall specify the amount of Debentures to be authenticated, the date on which the Debentures are to be authenticated and, in the case of Additional Debentures, the issue price of the Debentures.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03  Registrar, Paying Agent and Conversion Agent.

     The Company will maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Debentures may be presented for payment ("Paying Agent"), and an office or agency where Debentures may be presented for conversion pursuant to
Article 8 hereof ("Conversion Agent"). The Registrar will keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents or conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

     The Company initially appoints DTC to act as Depositary with respect to the Global Debentures.

     The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Debentures.

Section 2.04  Paying Agent to Hold Money in Trust.

     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying

Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Debentures, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may upon written request to a Paying Agent require such Paying Agent to pay all money held by it to the Trustee and account for any amounts paid. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any amounts paid. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Debentures.

Section 2.05  Holder Lists.

     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06  Transfer and Exchange.

     (a) Transfer and Exchange of Global Debentures. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Company for Definitive Debentures if:

          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

          (2) the Company in its sole discretion determines that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and delivers a written notice to such effect to the Trustee.

     Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a), however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Debentures. The transfer and exchange of beneficial interests in the Global Debentures will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global

Debentures also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1) Transfer of Beneficial Interests in the Same Global Debenture. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend and if the holder of such beneficial interest delivers to the Registrar a certificate in the form of Exhibit B hereto, including the certifications in item (1) or (2) thereof. Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers in an Unrestricted Global Debenture described in this
     Section 2.06(b)(1).

          (2) Transfer and Exchange of Beneficial Interests in a Restricted Global Debenture for Beneficial Interests in an Unrestricted Global Debenture. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if:

               (A) the transferor of such beneficial interest delivers to the Registrar both:

                    (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged; and

                    (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; and either

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

               (C) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (C), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (2) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph
(2) above.

     Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Debentures.

          (1) Beneficial Interests in Restricted Global Debentures to Restricted Definitive Debentures. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions, a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest in a

Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2) Beneficial Interests in Restricted Global Debentures to Unrestricted Definitive Debentures. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

               (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (B) the Registrar receives the following:

                    (i) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
               (1)(b) thereof; or

                    (ii) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Beneficial Interests in Unrestricted Global Debentures to Unrestricted Definitive Debentures. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Debenture to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this
     Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Debentures for Beneficial
Interests.

          (1) Restricted Definitive Debentures to Beneficial Interests in Restricted Global Debentures. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Debenture is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
          (3)(b) thereof;

               (E) if such Restricted Definitive Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

               (F) if such Restricted Definitive Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of, in the case of clause (A), (B), (C) or (D) above, the Restricted Global Debenture, and in all other cases, the Unrestricted Global Debenture.

          (2) Restricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

               (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

               (B) the Registrar receives the following:

                    (i) if the Holder of such Definitive Debentures proposes to exchange such Debentures for a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (ii) if the Holder of such Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Debenture.

          (3) Unrestricted Definitive Debentures to Beneficial Interests in Unrestricted Global Debentures. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Debentures.

          If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or
     (3) above at a time when an Unrestricted Global Debenture has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of Definitive Debentures so transferred.

     (e) Transfer and Exchange of Definitive Debentures for Definitive Debentures. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1) Restricted Definitive Debentures to Restricted Definitive Debentures. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2) Restricted Definitive Debentures to Unrestricted Definitive Debentures. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

               (A) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

               (B) the Registrar receives the following:

                    (i) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (ii) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3) Unrestricted Definitive Debentures to Unrestricted Definitive Debentures. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

     (f) Shelf Registration. Upon the effectiveness of a Shelf Registration Statement in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee will authenticate:

          (1) one or more Unrestricted Global Debentures in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Debentures that are the subject of resales by Persons who are named as "selling shareholders" under the Shelf Registration Statement; and

          (2) Unrestricted Definitive Debentures in an aggregate principal amount equal to the principal amount of the Restricted Definitive Debentures that are the subject of resales by Persons who are named as "selling shareholders" under the Shelf Registration Statement.

     Concurrently with the issuance of such Debentures, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Debentures to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Unrestricted Definitive Debentures in the appropriate principal amount.

     (g) Legends. The following legends will appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY AND CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND CLASS A COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY

HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED UNDER THE SECURITIES ACT."

               (B) Notwithstanding the foregoing, any Global Debenture or Definitive Debenture issued pursuant to subparagraphs (b)(2), (c)(2),
          (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06
          (and all Debentures issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2) Global Debenture Legend. Each Global Debenture will bear a legend in substantially the following form:

"THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF DYNEGY INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN DEFINITIVE FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

     (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture will be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount of Debentures represented by such Global Debenture will be reduced accordingly and an endorsement will be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture will be increased accordingly and an endorsement will be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Debentures and Definitive Debentures upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

          (2) No service charge will be made to a Holder of a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange, transfer or conversion pursuant to Sections 2.06, 2.10, 3.06, 4.15 and 9.05 hereof and Article 8 hereof, if such transaction does not involve a registration of transfer in the name of a different Holder (other than the Company)).

          (3) The Registrar will not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          (4) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

          (5) Neither the Company nor the Registrar shall be required:

               (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

               (B) to register the transfer of or to exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or

               (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

          (6) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07  Replacement Debentures.

     If any mutilated Debenture is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Debenture if the requirements of Section 8-405 of the Uniform Commercial Code (or any successor statute thereto) are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or theft and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Debenture being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (or any successor statute thereto) and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture, including fees and expenses of counsel and the Trustee.

     Every replacement Debenture is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.08  Outstanding Debentures.

     The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

     If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a protected purchaser.

     If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures will be deemed to be no longer outstanding and will cease to accrue interest.

     In connection with a redemption pursuant to Section 3.10, if the Paying Agent holds money or shares of the Common Stock, as applicable, sufficient to pay the Repurchase Price of the Debentures for which a Repurchase Notice has been delivered on the Business Day immediately following the Repurchase Date in accordance with the terms of this Indenture, then, immediately after the Repurchase Date, the Debentures will cease to be outstanding and interest, including Additional Interest, if any, on the Debentures will cease to accrue, whether or not the Debentures are delivered to the Paying Agent. Thereafter, all other rights of the Holder terminate, other than the right to receive the Repurchase Price upon delivery of the Debentures.

Section 2.09  Treasury Debentures.

     In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned will be so disregarded.

Section 2.10  Temporary Debentures.

     Until certificates representing Debentures are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Debentures. Temporary Debentures will be substantially in the form of certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Debentures in exchange for temporary Debentures. Until such exchange, holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation.

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee (or at the prior written direction of the Trustee, the Registrar or Paying Agent) and no one else will cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Debentures will be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest.

     If the Company defaults in a payment of interest on the Debentures, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13  CUSIP Numbers.

     The Company is issuing the Debentures and may use one or more "CUSIP" numbers, and if so, the Trustee shall use any appropriate CUSIP number in notices of redemption or exchange as a convenience to the Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Debentures,

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and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01  Notices to Trustee.

     If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 20 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

          (1) the clause of this Indenture pursuant to which the redemption shall occur;

          (2) the redemption date;

          (3) the principal amount of Debentures to be redeemed; and

          (4) the redemption price.

Section 3.02  Selection of Debentures to Be Redeemed or Purchased.

     If less than all of the Debentures are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Debentures for redemption or purchase as follows:

          (1) if the Debentures are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Debentures are listed; or

          (2) if the Debentures are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     In the event of partial redemption or purchase by lot, the particular Debentures to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Debentures not previously called for redemption or purchase.

     The Trustee will promptly notify the Company in writing of the Debentures selected for redemption or purchase and, in the case of any Debenture selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Debentures and portions of Debentures selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed or purchased, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption or purchase also apply to portions of Debentures called for redemption or purchase.

Section 3.03  Notice of Redemption.

     At least 20 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture pursuant to Article 12 of this Indenture.

     The notice will identify the Debentures to be redeemed and will state:

          (1) the redemption date;

          (2) the redemption price;

          (3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Debenture;

          (4) the name and address of the Paying Agent;

          (5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest on Debentures called for redemption ceases to accrue on and after the redemption date and the only remaining right of Holders of such Debentures is to receive payment of the redemption price upon surrender to the Paying Agent of the Debentures redeemed;

          (7) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

     At the Company's request, the Trustee will give the notice of redemption to the Holders in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice period has been agreed to by the Trustee in writing), an Officers' Certificate requesting that the Trustee give such notice to the Holders and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05  Deposit of Redemption or Purchase Price.

     On or before 10:00 a.m., New York City time on the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Debentures to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Debentures to be redeemed or purchased.

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

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Debentures or the portions of Debentures called for redemption or purchase. If a Debenture is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in
Section 4.01 hereof.

Section 3.06  Debentures Redeemed or Purchased in Part.

     Upon surrender of a Debenture that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed or unpurchased portion of the Debenture surrendered.

Section 3.07  Optional Redemption by the Company.

     At any time on or after August 20, 2010, the Company may redeem Debentures, in whole or in part, upon at least 20 days but not more than 60 days notice, at a redemption price equal to 100% of the principal amount of Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, up to, but not including, the redemption date. Unless the Company defaults in payment of the redemption price, on the redemption date, interest shall cease to accrue on the Debentures called for redemption. Any redemption pursuant to this
Section 3.07 will be made in accordance with the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08  Mandatory Redemption.

     The Company is not required to make mandatory redemption payments with respect to the Debentures.

Section 3.09  [Reserved.]

Section 3.10  Put Option.

     (a) At the option of the Holder, on each of August 15, 2013 and August 15, 2018 (each a "Repurchase Date"), each Holder may require the Company to repurchase, and the Company shall repurchase, any and all Debentures submitted for repurchase by the Holders thereof at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the relevant Repurchase Date (the "Repurchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.10(c).

     (b) No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right set forth in Section 3.10(a) hereof by first class mail to the Trustee and to each Holder (and to beneficial owners of Debentures as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:

          (1) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;

          (2) the Repurchase Date;

          (3) the Repurchase Price;

          (4) whether the Repurchase Price will be paid in cash or, if permitted pursuant to Section 3.11(c) hereof, in shares of Common Stock or a combination of cash and shares of Common Stock and, in the case of a combination, the percentage of each;

          (5) if, pursuant to Section 3.11 hereof, the Company elects to pay the Repurchase Price in shares of Common Stock or a combination of cash and shares of Common Stock:

               (a) that the number of shares of Common Stock each Holder will receive equal the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price of one share of Common Stock;

               (b) the method used by the Company to calculate the Market Price; and

               (c) a statement that, because the Market Price will be determined prior to the Repurchase Date, Holders of the Debentures will bear the market risk that the value of the shares of Common Stock to be received may decline between the date such Market Price is determined and the Repurchase Date;

          (6) the names and addresses of the Paying Agent and the Conversion Agent;

          (7) the Conversion Rate and any adjustments thereto;

          (8) that the Debentures as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 8 of this Indenture only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (9) that the Debentures must be surrendered to the Paying Agent to collect payment;

          (10) that the Repurchase Price for any Debenture as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Debenture;

          (11) the procedures Holders must follow to exercise their rights under
     Section 3.10(a);

          (12) the procedures for withdrawing a Repurchase Notice;

          (13) that, unless the Company defaults in making payment of such Repurchase Price, interest and Additional Interest, if any, on Debentures surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and

          (14) the CUSIP number(s) of the Debentures.

At the Company's request, the Trustee shall give the notice of repurchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of repurchase right must be given to the Holder in accordance with this
Section 3.10(b); provided, further, that the text of the notice of repurchase right shall be prepared by the Company.

     (c) A Holder may exercise its right specified in Section 3.10(a) upon delivery of a written notice of repurchase (a "Repurchase Notice"), substantially in the form of Exhibit E hereto, to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date, stating:

          (1) the certificate number(s) of the Debenture(s) which the Holder will deliver to be repurchased or the appropriate Depositary procedures if Definitive Debentures have not been issued;

          (2) the portion of the principal amount of the Debenture(s) which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

          (3) that such Debenture(s) shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Debentures and in this Indenture; and

          (4) in the event the Company elects, pursuant to Section 3.11 hereof, to pay the Repurchase Price, in whole or in part, in shares of Common Stock but such portion of the Repurchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in shares of Common Stock is not satisfied prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the relevant Repurchase Date, as set forth in Section 3.11(c), whether such Holder elects to (A) withdraw such Repurchase Notice as to some or all of the Debentures to which such Repurchase Notice relates (stating the principal amount and certificate numbers, if any, or the appropriate Depositary procedures, if applicable, of the Debentures as to which such withdrawal shall relate), or (B) receive cash in respect of the entire Repurchase Price for all Debentures (or portions thereof) to which such Repurchase Notice relates.

     The delivery of such Debenture(s) (either through the surrender of Definitive Debentures or through the delivery of beneficial interests in a Global Debenture in accordance with the Applicable Procedures) to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this
Section 3.10 only if the Debenture(s) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice. Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Debenture(s).

     If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.13, fails to indicate such Holder's choice with respect to the election set forth in
Section 3.10(c)(4), such Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Debentures subject to such Repurchase Notice in the circumstances set forth in such Section 3.10(c)(4).

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.10, a portion of a Debenture, so long as the principal amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.

     Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 3.10(c) shall have the right to withdraw such Repurchase Notice in accordance with Section 3.13.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     Any repurchase pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof. Unless the Company defaults in the payment of the Repurchase Price, interest shall cease to accrue on the Debentures or portions thereof called for repurchase on the applicable Repurchase Date.

     (d) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures by the Company as a result of exercise by Holders of their rights pursuant to Section 3.10(a). To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.10, 3.11, 3.12 or 3.13 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.10, 3.11, 3.12 or
3.13 by virtue of such conflict.

Section 3.11  The Company's Right to Elect Manner of Payment of Repurchase Price

     (a) If any Debentures are to be repurchased on a Repurchase Date pursuant to Section 3.10(a), then at the election of the Company the Repurchase Price may be paid in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 3.11(b). The Company shall designate, in the notice of repurchase right delivered pursuant to Section 3.10(b), whether the Company will repurchase the Debentures for cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock. For purposes of determining the existence of potential fractional interests, all Debentures subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Debentures are repurchased pursuant to Section
3.10 shall receive the same percentage of cash or, if permitted hereunder, shares of Common Stock in payment of the Repurchase Price for such Debentures except as provided in this Section 3.11(a) with regard to the payment of cash in lieu of fractional shares of Common Stock. In the event that the Company is unable to purchase the Debentures of the Holder or Holders for shares of Common Stock because any necessary qualifications or registration of the shares of Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its notice of repurchase right to Holders except in the event of a failure to satisfy, prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, any condition to the payment of the Repurchase Price in whole or in part, in shares of Common Stock.

     (b) If the Company elects to pay all or a portion of the Repurchase Price of Debentures in respect of which a Repurchase Notice pursuant to Section 3.10(c) has been given in shares of Common

Stock, the number of shares of Common Stock to be issued shall be equal to the portion of the Repurchase Price to be paid in shares of Common Stock divided by the Market Price, subject to satisfaction of the conditions set forth in Section 3.11(c). The Company will not issue any fraction of a share of Common Stock in payment of the Repurchase Price. Instead, the Company will make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price determined in connection with repurchases pursuant to Section 3.10. If a Holder elects to have more than one Debenture purchased, the number of shares of Common Stock shall be based on the aggregate amount of Debentures to be purchased.

     (c) The Company's right to exercise its election to repurchase Debentures through the issuance of shares of Common Stock shall be conditioned upon:

          (1) the registration of such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

          (2) any qualification or registration of such shares of Common Stock under applicable state securities laws, if necessary, or the availability of an exemption from such qualification and registration; and

          (3) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association.

     If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, and the Company has elected to repurchase the Debentures pursuant to this Section 3.11 through the issuance of Common Stock, the Company shall pay the entire Repurchase Price of the Debentures of such Holder or Holders in cash, except for those Holders that have withdrawn their Repurchase Notice in accordance with Section 3.10(c)(4).

     Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Debentures, the Company shall disseminate a press release through a public medium as is customary for such a press release.

Section 3.12  Effect of Repurchase Notice.

     Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 3.10(c), the Holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in Section 3.13) thereafter be entitled to receive solely the Repurchase Price with respect to such Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipts of cash and/or securities by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such security (provided the conditions in Section 3.10(c) have been satisfied) and
(b) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.10(c). Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 8 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in Section 3.13.

Section 3.13  Withdrawal of Repurchase Notice.

     A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date, specifying:

     (a) the certificate number of the Definitive Debenture, if any, in respect of which such notice of withdrawal is being submitted;

     (b) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted; and

     (c) the principal amount, if any, of such Debentures which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

     Owners of beneficial interests in Global Debentures must effect their withdrawal pursuant to the Applicable Procedures.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01  Payment of Debentures.

     The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Debentures to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02  Maintenance of Office or Agency.

     The Company shall maintain in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New York) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of Wilmington, Delaware (or if not such location, in the Borough of Manhattan, the City of New York) for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03  Reports.

     For so long as any Debentures remain outstanding, the Company and the Guarantor will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04  Compliance Certificate.

     (a) The Company and the Guarantor (to the extent that the Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantor have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred during such year and at the date of such certificate there is no Default or Event of Default (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) So long as any of the Debentures are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05  Taxes.

     The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

Section 4.06  Stay, Extension and Usury Laws.

     The Company and the Guarantor covenant (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07  [Reserved.]

Section 4.08  [Reserved.]

Section 4.09  [Reserved.]

Section 4.10  [Reserved.]

Section 4.11  Reservation of Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares held in treasury by the Company, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures.

Section 4.12  Issuance of Shares.

     All shares of Common Stock delivered upon conversion or repurchase of the Debentures shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.

Section 4.13  Transfer Taxes.

     (a) If a Holder of a repurchased Debenture is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issues of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing contained herein shall preclude any income tax withholding required by law or regulations.

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     (b) If a Holder converts Debentures for shares of Common Stock, the Company will pay any and all documentary, stamp or similar issue or transfer tax due on the issue or shares of Common Stock upon the conversion. The Company shall not, however, be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.14  Corporate Existence.

     Except as otherwise permitted by Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the Company and its Significant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Significant Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

Section 4.15  Offer to Repurchase Upon Change of Control.

     (a) Subject to Section 4.15(e), upon the occurrence of a Change of Control the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Debentures at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest on the Debentures repurchased, if any, to but not including the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1) that the Change of Control Offer is being made pursuant to this
     Section 4.15 and that all Debentures tendered will be accepted for payment;

          (2) a description of and the terms and conditions relating to the Change of Control;

          (3) a description of, and the procedures for exercise of, the Holders' right to convert the Debentures, including the name and address of the Conversion Agent;

          (4) a description of, and the procedures for exercise of, the Holder's right to require the Company to purchase the Debentures, including the name and address of the Paying Agent;

          (5) the purchase price and the purchase date, which shall be no later than 20 days and no more than 45 days from the date on which such Change of Control occurred (the "Change of Control Payment Date");

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          (6) that any Debenture not tendered will continue to accrue interest;

          (7) that, unless the Company defaults in the payment of the Change of Control Payment, all Debentures accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (8) that Holders electing to have any Debentures purchased pursuant to a Change of Control Offer will be required to surrender the Debentures, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debentures completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (9) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debentures delivered for purchase, and a statement that such Holder is withdrawing his election to have the Debentures purchased; and

          (10) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

     (b) The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures by the Company as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.15 by virtue of such conflict.

     (c) On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered; and

          (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions of Debentures being purchased by the Company in accordance with the terms of this Section 4.15.

     The Paying Agent will promptly mail to each Holder of Debentures properly tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

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     Other than as specifically set provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     (d) In lieu of paying the repurchase price in cash, the Company may, at its option, pay the Repurchase Price, in whole or in part, in shares of its Common Stock (or in the case of a merger, consolidation or similar transaction in which the Company is not the surviving corporation, common stock, common equity interests, ordinary shares or American Depository Shares of the surviving corporation or its direct or indirect parent corporation) valued at 95% of the average of the closing prices of the Company's Common Stock for the five Trading Days immediately preceding the second Trading Day prior to the Repurchase Date; provided that the Company may pay the Repurchase Price in whole or in part in shares of Common Stock or such other securities only upon satisfaction of the conditions set forth in Section 3.11(c) hereof.

     (e) Notwithstanding anything to the contrary in this Section 4.15, a Change of Control shall not be deemed to have occurred if either:

          (1) the last sale price of the Company's Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the conversion price in effect on such Trading Days; or

          (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change of Control consists of shares of Class A common stock, American Depositary Shares or other certificates representing common Equity Interests traded on a United States national securities exchange or quoted on NASDAQ (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Debentures become convertible solely into such shares of Class A common stock or other certificates representing Equity Interests.

Section 4.16  Issuance of Additional Debentures.

     Upon each exercise of the Initial Purchasers' Option, in whole or in part, during the Exercise Period in accordance with the Purchase Agreement, the Company shall cause to be issued and authenticated, in accordance with the terms of the Purchase Agreement and Section 2.02 hereof, Additional Debentures in such principal amount as has been exercised under the Initial Purchaser' Option; provided that in no case shall the aggregate principal amount of Additional Debentures issued upon all exercises of the Initial Purchasers' Option exceed $50.0 million.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01  Merger, Consolidation, or Sale of Assets.

     The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and the Guarantor taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either:

               (A) the Company is the surviving corporation; or

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

               (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

          (3) immediately after such transaction, no Default or Event of Default exists.

     In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 5.01 will not apply to (A) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or (B) the sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Guarantor.

Section 5.02  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a sale or other disposition of all or substantially all of the properties or assets of the Company and its Significant Subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01  Events of Default.

     Each of the following is an "Event of Default":

          (1) the Company fails to pay principal or premium, if any, on any Debenture when due, whether or not such payment is prohibited by the subordination provisions of this Indenture;

          (2) the Company fails to pay any interest, including Additional Interest, if any, on any Debenture when due, if such failure continues for 30 days whether or not such payment is prohibited by the subordination provisions of this Indenture;

          (3) the Company fails to deliver shares of Common Stock, or any cash settlement amount whether or not prohibited by the subordination provisions of this Indenture, if applicable,

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

     upon conversion of any Debentures as required under this Indenture for 30 days after notice is given in accordance with Section 8.02 of this Indenture;

          (4) the Company fails to comply with the provisions of Section 5.01 hereof or fails to provide the written notice of a Change of Control pursuant to Section 4.15 hereof;

          (5) the Company fails to perform any other covenant required of the Company in this Indenture if such failure continues for 60 days after notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class;

          (6) the Company fails to pay the purchase price pursuant to this Indenture of any Debenture when due whether or not prohibited by the subordination provisions of this Indenture;

          (7) any default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries, including the Guarantor and its Significant Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

               (A) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default"); or

               (B) results in the acceleration of such indebtedness prior to its express maturity,

          and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that if such Payment Default or acceleration shall be remedied or cured by the Company or any of its subsidiaries, as appropriate, or waived by the holder of such indebtedness, in any such case before acceleration of the Debentures, then the default under this Indenture by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder or any other Person;

          (8) failure by the Company or the Guarantor to pay final judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

          (9) except as expressly permitted by this Indenture, the Debenture Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Debenture Guarantee;

          (10) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law, or the Guarantor or any of its Significant Subsidiaries:

               (A) commences a voluntary case,

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

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) generally is not paying its debts as they become due; and

          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02  Acceleration.

     In the case of an Event of Default specified in clause (10) or (11) of
Section 6.01 hereof, all outstanding Debentures will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately.

     The Holders of a majority in aggregate principal amount of the then outstanding Debentures by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree based on acceleration and if all existing Events of Default (other than nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right

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or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Debentures by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in:

          (1) the payment of the principal of, premium and Additional Interest, if any, or interest on, the Debentures (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration

          (2) the conversion of any Debenture into shares of Common Stock; or

          (3) compliance with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Debenture affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits.

     A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

          (1) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

          (3) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

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

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

     A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

Section 6.07  Rights of Holders of Debentures to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium and Additional Interest, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

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

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and Additional Interest, if any and interest, respectively; and

          Third: to the Company, the Guarantor, if any, or such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10. If a record date is fixed, the Trustee shall mail, by first class mail, to such Holders of record of the Debentures affected, a notice at least 30 days but not more than 60 days before the payment date. Such notice shall state: (1) that a payment is being made pursuant to this Section 6.10, (2) the relevant Default or Event of Default and the circumstances giving rise to the collection of money pursuant to this
Section 6.10, (3) the payment date and (4) the amount of such payment per $1,000 of Debentures. Notwithstanding the foregoing, if the payment pursuant to this
Section 6.10 is in respect of the principal of a Debenture, then such principal payment will be conducted in accordance with the redemption provisions set forth in Sections 3.02, 3.03, 3.04 and 3.06 hereof as if such payment were a redemption by the Company.

Section 6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

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
     (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04  Trustee's Disclaimer.

     The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

Section 7.06  Reports by Trustee to Holders of the Debentures.

     (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee will mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

     (b) A copy of each report at the time of its mailing to the Holders of Debentures will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.07  Compensation and Indemnity.

     (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company and the Guarantor will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or the Guarantor of their obligations hereunder. The Company or the Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

     (c) The obligations of the Company and the Guarantor under this Section
7.07 will survive the satisfaction and discharge of this Indenture.

     (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien will survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(10) or (11) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08  Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a custodian or public officer takes charge of the Trustee or its property; or

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

          (4) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10  Eligibility; Disqualification.

     There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11  Preferential Collection of Claims Against Company.

     The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                   ARTICLE 8.
                                   CONVERSION

Section 8.01  Conversion Privilege and Conversion Rate.

     (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any portion of the principal amount of any Debenture that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Debentures and expire at the close of business on the Business Day immediately preceding the date of Maturity, subject, in the case of conversion of any Global Debenture, to any Applicable Procedures. In case a Debenture or portion thereof is called for redemption at the election of the Company pursuant to Section 3.07 hereof or the Holder thereof exercises its right to require the Company to repurchase the Debenture in accordance with Section 3.10 or 4.15 hereof, such conversion right in respect of the Debenture, or portion thereof so called or submitted, shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be (in each case subject as aforesaid to any Applicable Procedures with respect to any Global Debenture).

     (b) The Debentures initially will be converted into shares of Common Stock at a Conversion Price of $4.1210 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 242.6595 shares of Common Stock for each U.S. $1,000 principal amount of Debentures. The Conversion Rate will be adjusted under the circumstances provided in this Article 8.

Section 8.02  Exercise of Conversion Privilege.

     (a) In order to exercise the conversion privilege:

          (1) the Holder of any Definitive Debenture to be converted must: (i) complete and manually sign the conversion notice substantially in the form of Exhibit F hereto (the "Conversion Notice"); (ii) deliver the Conversion Notice and the Definitive Debenture (and the Certificate of Conversion & Restricted Transfer, if applicable) to the Conversion Agent; and (iii) if required, furnish appropriate endorsements and transfer documents; or

          (2) the holder of beneficial interests in any Global Debenture to be converted must comply with the Applicable Procedures to cause the beneficial interests in such Global Debenture to be delivered to the Conversion Agent, and in either case, the Holder of a Definitive Debenture or holder of beneficial interests in a Global Debenture will, if required, pay all transfer or similar taxes that the Company is not otherwise required to pay pursuant to Section 4.13(b) hereof and, if required pursuant to Section 8.02(b) hereof, pay funds equal to the interest payable on the next Interest Payment Date.

     The date on which a Holder of a Definitive Debenture or holder of a beneficial interest in a Global Debenture completes the requirements of this
Section 8.02(a) shall be deemed to be the date of conversion (the "Conversion Date") for purposes of this Article 8. On and after the Conversion Date, the conversion by such Holder or holder, as set forth in the Conversion Notice, shall become irrevocable.

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

     (b) Each Definitive Debenture surrendered (in whole or in part), or beneficial interest in any Global Debenture surrendered to the Conversion Agent, for conversion during the Record Date Period shall be accompanied by payment in same-day funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Debenture (or part thereof, as the case may be) being surrendered for conversion; provided, however, that no such payment need be made in the case of any Debenture or portion thereof which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, within the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date and the opening of business on the first Business Day after the next Interest Payment Date (or if such interest payment date is not a Business Day, the second Business Day after the interest payment date) and, as a result, the right to convert such Debenture would otherwise terminate in such period if not exercised. The interest so payable on such Interest Payment Date with respect to any Debenture (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Debenture as of such Regular Record Date in an amount equal to the interest that would have been payable on such Debenture if such Debenture had been converted as of the close of business on such Interest Payment Date. Interest payable on any Interest Payment Date in respect of any Debenture surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Debenture as of the Regular Record Date immediately preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion. Except as provided in this Section 8.02(b), no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Debenture (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Debenture is convertible will be deemed to satisfy all of the Company's obligations to pay the principal of, and interest or premium, if any, on the Debenture.

     (c) Debentures shall be deemed to have been converted immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. Following any Conversion Date, the Company shall satisfy its obligations with respect to such conversion by either:

          (1) delivering to the Trustee, for delivery to the Holder (or such other Person as may be named in the relevant Conversion Notice), certificates representing the number of shares of Common Stock issuable upon such conversion; or

          (2) delivering to such Holder (or such other Person as may be named in the relevant Conversion Notice) such number of shares of Common Stock issuable upon such conversion in accordance with the Applicable Procedures, in each case, together with payment in lieu of any fractional shares, if any, as provided in Section 8.03 (such delivery of shares and payment, if any, the "Settlement"); provided that shares of Common Stock only will be deliverable in certificated form if (i) the Holder or holder that is exercising such conversion has specifically requested in writing that delivery be in certificates or (ii) the Company determines that delivery is required in certificated shares either because (A) delivery to the Holder (or such other Person named in the relevant Conversion Notice) is not practicable in accordance with the Applicable Procedures or (B) in the opinion of legal counsel, delivery is required in certificated form in order to comply with the requirements of applicable securities laws.

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

     If the Company receives a Conversion Notice on or prior to the day that is 30 days prior to Maturity, then Settlement shall occur on or prior to the tenth Trading Day following the Conversion Date. If the Company receives a Conversion Notice after the day that is 30 days prior to Maturity, then Settlement shall occur on or prior to the fifth Trading Day following Maturity (or, if the day of Maturity is not a Trading Day, on the sixth Trading Day after Maturity.

     (d) In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture. A Debenture may be converted in part, but only if the principal amount of such Debenture to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

     (e) If shares of Common Stock to be issued upon conversion of a Restricted Debenture, or Debentures to be issued upon conversion of a Restricted Debenture in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Debenture, then such Holder must deliver to the Conversion Agent a certificate of conversion and restricted transfer in form and substance set forth in Exhibit G hereto (the "Certificate of Conversion & Restricted Transfer"), dated the date of surrender of such Restricted Debenture and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Debenture. The Certificate of Conversion & Restricted Transfer shall be required in addition to the Conversion Notice. None of the Trustee, any Conversion Agent, Registrar or transfer agent shall be required to register shares of Common Stock issued upon conversion or any unconverted Debentures in the name of any Person other than that of the Holder or beneficial owner of the converted Restricted Debenture unless such Holder or beneficial owner has delivered a properly completed Certificate of Conversion & Restricted Transfer.

     All shares of Common Stock delivered upon conversion of Restricted Debentures shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Debentures pursuant to
Section 2.06(g) hereof and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock.

Section 8.03  Fractions of Shares.

     No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall calculate and pay a cash adjustment for the fractional amount (calculated to the nearest 1/100th of a share) based upon the Volume Weighted Average Price of the Class A common stock determined during the five trading-day period beginning on the first Business Day following receipt of the Conversion Notice.

Section 8.04  Adjustment of Conversion Rate.

     The Conversion Rate shall be subject to adjustments from time to time as follows:

     (a) In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on

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

the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Company's Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed. For the purposes of this clause (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them for a period of more than 60 days to subscribe for or purchase shares of Common Stock at a price per share less than the current Market Price per share of Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that (x) by their terms will also be issued to any Holder upon conversion of a Debenture into shares of Common Stock without any action required by the Company or any other Person or
(y) are distributed to shareholders of the Company upon a merger or consolidation in compliance with Section 8.08 hereof), then the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction:

               (A) numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current Market Price; and

               (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Company's Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be. For the purposes of this clause (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of the Company's Capital Stock or other property (including cash, assets or securities, but excluding (i) any rights, options or warrants referred to in clause (b) of this Section, (ii) any dividend or distribution paid exclusively in cash, on or after August 20, 2013, (iii) any dividend or distribution referred to in clause (a) of this Section 8.04, (iv) any consideration distributed in any merger or consolidation to which Section 8.08 applies and (v) any rights or warrants distributed to all holders of Common Stock to which
Section 8.09 applies at any time prior to the Trigger Event with respect to such rights or warrants), then the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction:

               (A) the numerator of which shall be the current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as determined by the Company's Board of directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock; and

               (B) the denominator of which shall be such current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Company's Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock distributions consisting exclusively of cash on or after August 20, 2013 (excluding any cash that is distributed upon a merger or consolidation to which Section 8.08 applies) in an aggregate amount that, combined together with:

          (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash on or after August 20, 2013 within the twelve-month period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause
     (e) has been made; and

          (2) the aggregate amount of any cash plus the fair market value (as determined by the Company's Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve-month period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to clause (f) of this
     Section 8.04 has been made (such all-cash distribution, clause (1) above and this clause (2), the "Combined Cash and Tender Amount"),

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

exceeds 5.0% of the product of (x) the current Market Price per share of Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times (y) the number of shares of Common Stock outstanding on such date (such product, the "Aggregate Current Dividend Market Price"), then (and in each such case, immediately after the close of business on such date for determination) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction:

               (A) the numerator of which shall be equal to the current Market Price per share of Common Stock on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such Combined Cash and Tender Amount over 5.0% of such Aggregate Current Dividend Market Price divided by (y) the number of shares of Common Stock outstanding on such date for determination; and

               (B) the denominator of which shall be equal to the current Market Price per share of Common Stock on such date fixed for determination.

     (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Company's Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that, together with:

          (1) the aggregate amount of any cash plus the fair market value (as determined by the Company's Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of other consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve-month period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this clause (f) has been made; and

          (2) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash on or after August 20, 2013 within the twelve-month period preceding the date of payment of such distribution and in respect of which no adjustment pursuant to clause (e) of this Section 8.04 has been made (such tender consideration, clause (1) above and this clause (2), the "Combined Tender and Cash Amount"), exceeds 5.0% of the product of (x) the current Market Price per share of Common Stock as of the last time tenders could have been made pursuant to such tender offer (as it may be amended, the "Expiration Time") times (y) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time (such product, the "Aggregate Current Tender Market Price"), then (and in each such case immediately prior to the opening of business on the day after the date of the Expiration Time) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction:

               (A) the numerator of which shall be equal to (A) the product of
          (I) the current Market Price per share of Common Stock as of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (B) the excess of such Combined Tender and Cash Amount over 5.0% of such Aggregate Current Tender Market Price (or, if greater, the product of the Purchased Shares and the Market Price as of the Expiration Time), and

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

               (B) the denominator of which shall be equal to the product of (A) the current Market Price per share of Common Stock as of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (g) The reclassification of Common Stock into shares of Common Stock and/or securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 8.08 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of clause (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of clause (c) of this Section 8.04).

     (h) No adjustment in the Conversion Rate shall be required until the cumulative adjustments (plus any adjustments not previously made by reason of this clause (h)) amount to 1.0% or more of the Conversion Rate (except in the case of a cash dividend prior to August 20, 2013); provided, however, that any adjustments which by reason of this clause (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment will be made for any transaction that would require adjustment pursuant to clause (a), (b),
(c), (d) , (e) or (f) of this Section 8.04 if the Holders of the Debentures (including holders of beneficial interests therein) actually participate in such transaction on an equal and ratable basis.

     (i) The Company may make such increases in the Conversion Rate, for the remaining term of the Debentures or any shorter term, in addition to those required by clauses (a), (b), (c), (d), (e) and (f) of this Section 8.04, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes. The Company shall have the power to resolve any ambiguity or correct any error in this clause (i) and its actions in so doing shall, absent manifest error, be final and conclusive.

     (j) To the extent that the Company has distributed rights or warrants to which Section 8.09 applies, no adjustments to the Conversion Rate will be made prior to the Trigger Event. If the Trigger Event has not occurred on or prior to any Conversion Date with respect to any exercise of the conversion privilege by any Holder or holder of beneficial interests pursuant to this Article 8, such Holder or holder will receive, in addition to the shares of Common Stock pursuant to the conversion, such rights or warrants whether or not those rights or warrants have separated from the Common Stock at the time of conversion.

     (k) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during such period, and the Company's Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of

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determining whether the Closing Price Per Share of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change of Control pursuant to Section 4.15. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in
Section 13.02 at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (l) Notwithstanding anything in this Section 8.04, if at any time the Company shall distribute shares of common stock of any Subsidiary to all holders of the Company's Common Stock, the Company may elect to reserve a pro rata portion of such distribution for the benefit of the Holders of the Debentures in lieu of adjusting the Conversion Price pursuant to the terms hereof.

Section 8.05  Notice of Adjustments of Conversion Rate.

     Whenever the Conversion Rate is adjusted pursuant to Section 8.04 hereof:

     (a) the Company shall compute the adjusted Conversion Rate in accordance with Section 8.04 and shall prepare an Officer's Certificate setting forth (1) the adjusted Conversion Rate, (2) the clause of this Section 8.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (3) the calculation of such adjustment and (4) the date as of which such adjustment is effective, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

     (b) upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 13.02.

     Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Debentures desiring inspection thereof at its office during normal business hours.

Section 8.06  Notice of Certain Corporate Action.

     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 8.04; or

     (b) the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

     (c) of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

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then the Company shall deliver written notice to the Conversion Agent, and shall deliver or cause its Agents to deliver, to all Holders in accordance with
Section 13.02, at least 10 days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (d) of this Section 8.06.

     The Company shall deliver to the Conversion Agent, and shall deliver or cause its Agents to deliver to all Holders in accordance with Section 13.02, notice of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

     At any time that the Trustee is not also the Conversion Agent, the Company shall forthwith deliver a copy of any notice required pursuant to this Section
8.06 to the Trustee.

Section 8.07  Cancellation of Converted Debentures.

     All Definitive Debentures delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11. Upon conversions of beneficial interests in any Global Debenture, the Trustee or the Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Debentures represented by such Global Debenture to reflect the conversion pursuant to Section 2.01(b).

Section 8.08  Provision in Case of Consolidation, Merger or Sale of Assets.

     In the case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 8.01, to convert such Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such consolidation, merger, conveyance, sale or transfer assuming such holder of Common Stock of the Company (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale or transfer was made, as the case may be (a "Constituent Person"), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale or transfer by

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

others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 8.08 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section
8.08 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Debenture as provided in Section 13.02 promptly upon such execution.

     Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Debentures upon the conversion of their Debentures after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 8.09  Rights Issued in Respect of Common Stock.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

          (1) are deemed to be transferred with such shares of Common Stock;

          (2) are not exercisable; and

          (3) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 8.04(b) or (d) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 8.04(b) or (d), (A) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(B) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

Section 8.10  Responsibility of Trustee for Conversion Provisions.

     The Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental

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indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee, subject to the provisions of Section 7.01, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee, subject to the provisions of Section 7.01, nor shall any Conversion Agent be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion; and the Trustee, subject to the provisions of Section 7.01, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders of Debentures.

     Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Debentures or the Debenture Guarantee without the consent of any Holder of a Debenture:

          (1) to cure any ambiguity or correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision; provided any such modification does not adversely affect the interests of the Holders;

          (2) to provide for a successor Trustee under this Indenture;

          (3) to provide for the assumption of the Company's or the Guarantor's obligations to the Holders of the Debentures by a successor to the Company pursuant to Article 5 or Article 11 hereof;

          (4) to make any change that would provide any additional rights or benefits to any or all of the Holders of the Debentures or to surrender any right or power conferred upon the Company by the Indenture;

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to secure the Debentures;

          (7) to increase the Conversion Rate or reduce the Conversion Price, provided that the increase or reduction, as the case may be, is in accordance with the terms of this Indenture or will not adversely affect the interests of the Holders of the Debentures; or

          (8) to conform the text of this Indenture, the Debentures or the Debenture Guarantee to any provision of the Description of Convertible Debentures in the Offering Circular to the extent that such provision, as set forth under the caption "Description of the Convertible Debentures" therein, was intended to be a verbatim recitation of a provision of this Indenture, the Debentures or the Debenture Guarantee.

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     Upon the request of the Company accompanied by a resolution of its Board of
Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee will join with the Company and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders of Debentures.

     Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section
4.15 hereof), the Debentures and the Debenture Guarantee with the consent of the Holders of at least a majority in principal amount of the Debentures (including, without limitation, Additional Debentures, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Debentures or the Debenture Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Debentures). Section
2.08 hereof shall determine which Debentures are considered to be "outstanding" for purposes of this Section 9.02.

     Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

     It is not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Debentures held by a non-consenting Holder):

          (1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

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          (2) reduce the principal of or change the fixed maturity of any
     Debenture or alter or waive any of the provisions with respect to the redemption of the Debentures except as provided above with respect to
     Section 4.15 hereof;

          (3) reduce the rate of or change the time for payment of interest on any Debenture;

          (4) waive a Default or Event of Default in the payment of principal of or premium or Additional Interest, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

          (5) make any Debenture payable in money other than that stated in the Debentures;

          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Debentures to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Debentures;

          (7) modify the provisions with respect to the conversion of Debentures in a manner adverse to the Holders of the Debentures, except as expressly permitted in this Indenture.

          (8) waive a redemption payment with respect to any Debenture (other than a payment required by Section 4.15 hereof);

          (9) modify the provisions of Article 10 hereof in a manner that is adverse to the Holders of the Debentures;

          (10) modify the provisions of Section 3.10 herein in a manner that is adverse to the Holders of the Debentures;

          (11) release the Guarantor from any of its obligations under its Debenture Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (12) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Debentures will be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date, if applicable.

Section 9.05  Notation on or Exchange of Debentures.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Debenture will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

     The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.
                           SUBORDINATION OF DEBENTURES

Section 10.01 Agreement to Subordinate.

     The Company agrees, and each Holder by accepting a Debenture agrees, that the indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 10.02 Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (1) holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Debentures

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     will be entitled to receive any payment with respect to the Debentures
     (except that Holders of Debentures may receive and retain Permitted Junior Securities); and

          (2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 will be made to holders of Senior Debt (except that Holders of Debentures may receive and retain Permitted Junior Securities), as their interests may appear.

Section 10.03 Default on Designated Senior Debt.

     (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (1) Payment Default on Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt;

          (2) any other default occurs and is continuing on any series of Designated Senior Debt and as a result the maturity of such Designated Senior Debt has been accelerated; or

          (3) any other default (other than as specified in clauses (1) and (2) above) occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company of the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been waived for a period of not less than 90 days.

     (b) The Company may and will resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:

          (1) in the case of a default pursuant to clause (1) or (2) of Section 10.03(a) above, upon the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or Cash Equivalents or such default is cured, waived or ceases to exist and any acceleration has been rescinded; and

          (2) in the case of a default pursuant to clause (3) of Section 10.03(a) above, upon the earliest of (A) 179 days after the date on which the applicable Payment Blockage Notice is received, (B) the date on which such non-payment default is terminated by the written notice of the Designated Senior Debt that issued the Payment Blockage Notice, (C) the date upon which all amounts of such Designated Senior Debt has been paid in full in cash or Cash Equivalents or (D) the date on which such default is cured, waived or ceases to exist and any acceleration has been rescinded, in each case unless the maturity of any Designated Senior Debt has been accelerated,

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if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.04 Acceleration of Debentures.

     If payment of the Debentures is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

Section 10.05 When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures (other than Permitted Junior Securities) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or any Senior Debt Representative, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.06 Notice by Company.

     The Company will promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article 10, but failure to give such notice will not affect the subordination of the Debentures to the Senior Debt as provided in this Article 10.

Section 10.07 Subrogation.

     After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures will be subrogated (equally and ratably with all other indebtedness pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Company and Holders, a payment by the Company on the Debentures.

Section 10.08 Relative Rights.

     This Article 10 defines the relative rights of Holders of Debentures and holders of Senior Debt. Nothing in this Indenture will:

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          (1) impair, as between the Company and Holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and Additional Interest, if any, on the Debentures in accordance with their terms;

          (2) affect the relative rights of Holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

     If the Company fails because of this Article 10 to pay principal of, premium or interest or Additional Interest, if any, on a Debenture on the due date, the failure is still a Default or Event of Default.

Section 10.09 Subordination May Not Be Impaired by Company.

     No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Debentures may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10 Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to the Senior Debt Representative.

     Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Debentures will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Senior Debt Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.11 Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 10. Only the Company or a Senior Debt Representative may give the notice. Nothing in this Article 10 will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

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Section 10.12 Authorization to Effect Subordination.

     Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Senior Debt Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

Section 10.13 Amendments.

     The provisions of this Article 10 may not be amended or modified without the written consent of the holders of all Senior Debt.

Section 10.14 Inapplicability to Debenture Guarantee.

     This Article 10 shall apply only to the Debentures and the Company's obligations thereunder and performance thereof, and shall not under any circumstances apply to, or be construed to have any effect on, the senior Debenture Guarantee or the Guarantor's obligations thereunder or performance thereof.

                                   ARTICLE 11.
                               DEBENTURE GUARANTEE

Section 11.01 Guarantee.

     (a) Subject to this Article 11, the Guarantor hereby unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debentures or the obligations of the Company hereunder or thereunder, that:

          (1) the principal of, premium and Additional Interest, if any, and interest on the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Debentures, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or

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

any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Debenture Guarantee will not be discharged except by complete performance of the obligations contained in the Debentures and this Indenture.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Debenture Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Debenture Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Debenture Guarantee.

Section 11.02 Ranking of Debenture Guarantee.

     The Obligations of the Guarantor under its Debenture Guarantee pursuant to this Article 11 will rank equally with all other senior indebtedness of the Guarantor. The subordination provisions of Article 10 of this Indenture shall not apply to and have no effect on the ranking of the Guarantee hereunder or the claims of the Holders with respect to the Guarantee upon any distribution to creditors of the Guarantor in a liquidation or dissolution of the Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities. The Guarantor expressly asserts, and all parties are hereby advised, that the indebtedness evidenced by the Guarantee is not subordinated in right of payment to the prior payment of Senior Debt.

Section 11.03 Limitation on Guarantor Liability.

     The Guarantor, and by its acceptance of Debentures, each Holder, hereby confirms that it is the intention of all such parties that the Debenture Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Debenture Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Debenture Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.04 Execution and Delivery of Debenture Guarantee.

     To evidence its Debenture Guarantee set forth in Section 11.01, the Guarantor hereby agrees that a notation of such Debenture Guarantee substantially in the form attached as Exhibit E hereto will be

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

endorsed by an Officer of the Guarantor on each Debenture authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.

     The Guarantor hereby agrees that its Debenture Guarantee set forth in
Section 11.01 will remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of the Debenture Guarantee.

     If an Officer whose signature is on this Indenture or on the Debenture Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which a Debenture Guarantee is endorsed, the Debenture Guarantee will be valid nevertheless.

     The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Debenture Guarantee set forth in this Indenture on behalf of the Guarantor.

                                   ARTICLE 12.
                           SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

     This Indenture will be discharged and will cease to be of further effect as to all Debentures issued hereunder, when:

          (1) either:

               (a) all Debentures that have been authenticated (except lost, stolen or destroyed Debentures that have been replaced or paid and Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

               (b) all Debentures that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Debentures not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit described in clause (b) above, or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound;

          (3) the Company or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Debentures at maturity or the redemption date, as the case may be.

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In addition, the Company must deliver an Officers' Certificate and an Opinion of
Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 12.02 and Section 12.04 will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money; Other Miscellaneous Provisions.

     Subject to the provisions of Section 12.04, all money and Government Securities deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

     If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Debentures because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

     Notwithstanding anything in this Article 12 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 12.01 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance.

Section 12.03 Repayment to the Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture that has been defeased and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such

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repayment, may at the expense of the Company cause to be published once, in the
New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified thereof, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 12.04 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 12.01 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Debentures and the Debenture Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.01 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 13.
                                  MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 13.02 Notices.

     Any notice or communication by the Company, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Company and/or the Guarantor:

     Dynegy Holdings Inc.
     1000 Louisiana St., Suite 5800
     Houston, TX  77002
     Fax No.: (713) 507-6808
     Attn:  Carol Graebner

     With a copy to:
     O'Melveny & Myers LLP
     30 Rockefeller Plaza
     New York, NY  10122
     Fax No.: (212) 408-2420
     Attn:  Cris Greer

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     If to the Trustee:
     Wilmington Trust Company
     1100 North Market Street
     Wilmington, DE  19890
     Telecopier No.:  (302) 636-4145
     Attention:  Corporate Capital Markets

     The Company, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03 Communication by Holders of Debentures with Other Holders of Debentures.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

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

Section 13.05 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Debentures, this Indenture, the Debenture Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE DEBENTURES AND THE DEBENTURE GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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

Section 13.10 Successors.

     All agreements of the Company in this Indenture and the Debentures will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of the Guarantor in this Indenture will bind its successors.

Section 13.11 Severability.

     In case any provision in this Indenture or in the Debentures is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13     Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

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                                   SIGNATURES

Dated as of August 11, 2003
                                        DYNEGY INC.


                                        By:  /s/ Robert T. Ray
                                           -------------------------------------
                                           Title: Senior Vice President and
                                                  Treasurer

                                        DYNEGY HOLDINGS INC.


                                        By:  /s/ Charles C. Cook
                                           -------------------------------------
                                           Title: Assistant Treasurer

                                        WILMINGTON TRUST COMPANY


                                        By:  /s/ James J. McGinley
                                           -------------------------------------
                                           Title: Authorized Signatory

                                                                       EXHIBIT A

                               [Face of Debenture]
================================================================================
                                                         CUSIP/CINS ____________

               4.75% Convertible Subordinated Debentures due 2023

No. ___                                                            $____________

                                   DYNEGY INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on August 15, 2023.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:  _______________, 20__

                                        DYNEGY INC.


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                                         (SEAL)
This is one of the Debentures referred
to in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY
as Trustee


By:___________________________________
           Authorized Signatory

================================================================================

                               [Back of Debenture]
               4.75% Convertible Subordinated Debentures due 2023

[Insert the Global Debenture Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1) Interest. Dynegy Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate of 4.75% per annum from August 11, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 15, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2) Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) and Additional Interest (pursuant to the Registration Rights Agreement), if any, to the Persons who are registered Holders of Debentures at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Debentures are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Debentures will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Debentures and all other Debentures the Holders of which each hold an aggregate principal amount in excess of $2,000,000 and have provided wire transfer instructions reasonably in advance to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3) Paying Agent, Registrar & Conversion Agent. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent, Registrar and Conversion

     Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4) Indenture. The Company issued the Debentures under an Indenture dated as of August 11, 2003 (the "Indenture") among the Company, Dynegy Holdings Inc., as Guarantor, and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Debentures are obligations of the Company limited to $175.0 million in aggregate principal amount of Initial Debentures and, to the extent the Initial Purchasers' Option is exercised in full, up to $50.0 million in aggregate principal amount of Additional Debentures, for a maximum total of $225.0 million in aggregate principal amount of Debentures.

          (5) Optional Redemption. At any time on or after August 20, 2010, the Company may redeem Debentures, in whole or in part, upon at least 20 days but not more than 60 days notice, at a redemption price equal to 100% of the principal amount of Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, up to, but not including, the redemption date. Unless the Company defaults in payment of the redemption price, on the redemption date, interest shall cease to accrue on the Debentures called for redemption.

          (6) Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Debentures.

          (7) Repurchase At Option of Holder. Upon the occurrence of a Change of Control the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Debentures at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest on the Debentures repurchased, if any, to but not including the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control, and providing other information regarding the Change of Control Offer. The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures by the Company as a result of a Change of Control. On the Change of Control Payment Date, the Company will, to the extent lawful: (1) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions of Debentures properly tendered, and
     (3) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions of Debentures being purchased by the Company in accordance with the terms of the Indenture. The Paying Agent will promptly mail to each Holder of Debentures properly tendered the Change of Control Payment for such Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each new Debenture will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          In lieu of paying the repurchase price in cash, the Company may, at its option, pay the Repurchase Price, in whole or in part, in shares of its Common Stock (or in the case of a merger, consolidation or similar transaction in which the Company is not the surviving corporation, common stock, common equity interests, ordinary shares or American Depository Shares of the surviving corporation or its direct or indirect parent corporation) valued at 95% of the average of the closing prices of the Company's Common Stock for the five Trading Days immediately preceding the second Trading Day prior to the Repurchase Date; provided that the Company may pay the Repurchase Price in whole or in part in shares of Common Stock or such other securities only upon satisfaction of the conditions set forth in the Indenture.

          Notwithstanding anything to the contrary, a Change of Control shall not be deemed to have occurred if either: (1) the last sale price of the Company's Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change of Control is at least equal to 105% of the conversion price in effect on such Trading Days or (2) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change of Control consists of shares of Class A common stock, American Depositary Shares or other certificates representing common Equity Interests traded on a United States national securities exchange or quoted on NASDAQ (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control) and as a result of such transaction or transactions the Debentures become convertible solely into such shares of Class A common stock or other certificates representing Equity Interests.

          (8) Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each Holder whose Debentures are to be redeemed at its registered address. Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Debentures or portions thereof called for redemption.

          (9) Put Option. At the option of the Holder, on each of August 15, 2013 and August 15, 2018 (each a "Repurchase Date"), each Holder may require the Company to repurchase, and the Company shall repurchase, any and all outstanding Debentures submitted for repurchase by the Holders thereof at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the relevant Repurchase Date (the "Repurchase Price"), subject to satisfaction by or on behalf of the Holder of the Debenture delivery and other requirements set forth in the Indenture. No later than 20 Business Days prior to each Repurchase Date, the Company shall mail a written notice of the repurchase right by first class mail to the Trustee and to each Holder (and to beneficial owners of Debentures as required by applicable law). The Company will comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, including the filing of a Schedule TO if required, and will comply with the requirements of any other federal and state securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Debentures by the Company. A Holder may exercise its put right upon delivery of a written notice of repurchase (a "Repurchase Notice") to the Paying Agent at any time during the period beginning at 9:00 a.m., New York City time, on the date that is 20 Business Days immediately preceding the relevant Repurchase Date until 5:00 p.m., New York City time, on the Business Day immediately preceding such Repurchase Date. A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Repurchase Date.

          At the election of the Company, the Repurchase Price may be paid in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in the Indenture. The Company shall designate, in the notice of repurchase right, whether the Company will repurchase the Debentures for cash or, if permitted hereunder, shares of Common Stock, or, if a combination thereof, the percentages of the Repurchase Price in respect of which it will pay in cash or shares of Common Stock; provided, however, that the Company will pay cash for fractional interests in a share of Common Stock.

          (10) Conversion. At the option of the Holder thereof, any portion of the principal amount of any Debenture that is an integral multiple of $1,000 may be converted into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the Conversion Rate in effect at the time of conversion. Such conversion right shall commence on the initial issuance date of the Debentures and expire at the close of business on the Business Day immediately preceding the date of Maturity, subject, in the case of conversion of any Global Debenture, to any Applicable Procedures. The Debentures initially will be converted into shares of Common Stock at a conversion price of $4.1210 per share. The rate at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 242.6595 shares of Common Stock for each U.S. $1,000 principal amount of Debentures. The Conversion Rate will be adjusted under the circumstances specified in the Indenture.

          (11) Denominations, Transfer, Exchange. The Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption, except for the unredeemed portion of any Debenture being redeemed in part. Also, the Company need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (12) Persons Deemed Owners. The registered Holder of a Debenture may be treated as its owner for all purposes.

          (13) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Debentures or the Debenture Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Debentures voting as a single class, and any existing default or compliance with any provision of the Indenture, the Debentures or the Debenture Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures voting as a single class. Without the consent of any Holder of a Debenture, the Indenture, the Debentures or the Debenture Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency in a manner that does not adversely affect the interests of the Holders, to provide for a successor Trustee under the Indenture, to provide for the assumption of the Company's or the Guarantor's obligations to the Holders of the Debentures by a successor to the Company in accordance with the provisions in the Indenture, to make any change that would provide any additional rights or benefits to any or all of the Holders of the Debentures, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, to secure the Debentures, to increase the Conversion Rate or reduce the Conversion Price, provided that the increase or reduction, as the case may be, is in accordance with the terms of this Indenture or will not adversely affect the interests of the Holders of the Debentures, or to conform the text of the Indenture, the Debentures or the Debenture Guarantee to any provision that was meant to be a verbatim description thereof as originally communicated to investors.

          (14) Defaults and Remedies. Events of Default include: (i) failure to pay principal or premium, if any, on any Debenture when due, whether or not such payment is prohibited by the subordination provisions of this Indenture; (ii) failure to pay any interest, including Additional Interest, if any, on any Debenture when due, if such failure continues for 30 days whether or not such payment is prohibited by the subordination provisions of this Indenture; (iii) failure to deliver shares of Common Stock, or any cash settlement amount whether or not prohibited by the subordination provisions of this Indenture, if applicable, upon conversion of any Debentures as required under this Indenture for 30 days after notice is given in accordance with Section 8.02 of the Indenture; (iv) failure to comply with the merger and consolidation provisions of the Indenture or failure to provide the written notice of a Change of Control; (v) failure to perform any other covenant required of the Company in the Indenture if such failure continues for 60 days after notice is given to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding voting as a single class; (vi) failure to pay the purchase price pursuant to the Indenture of any Debenture when due whether or not prohibited by the subordination provisions of the Indenture;
     (vii) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries, including the Guarantor and its Significant Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a "Payment Default") or
     (B) results in the acceleration of such indebtedness prior to its express maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided that if such Payment Default or acceleration shall be remedied or cured by the Company or any of its subsidiaries, as appropriate, or waived by the holder of such indebtedness, in any such case before acceleration of the Debentures, then the default under the Indenture by reason thereof shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee, any Holder of the Debentures or any other Person; (viii) failure by the Company or the Guarantor to pay final judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third party insurance, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as expressly permitted by the Indenture, the Debenture Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Debenture Guarantee; and (x) certain events in bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries described in the Indenture, including with respect to Dynegy Holdings Inc. and its significant subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Debentures. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (15) Subordination. Payment of principal, interest and premium and Additional Interest, if any, on the Debentures (but not on the Debenture Guarantee) is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

          (16) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (17) No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or the Guarantor, as such, will not have any liability for any obligations of the Company or such Guarantor under the Debentures, the Debenture Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

          (18) Authentication. This Debenture will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (19) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (20) Additional Rights oF Holders oF Restricted Global Debentures and Restricted Definitive Debentures. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Restricted Global Debentures and Restricted Definitive Debentures will have all the rights set forth in the Registration Rights Agreement dated as of August 11, 2003, among the Company, the Guarantor and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

          (21) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Attention:  Dynegy Inc.
            1000 Louisiana, Suite 5800
            Houston, Texas 77002
            Attention:  Investor Relations
            (713) 507-6400